                                                                 Exhibit 10.15

         AGREEMENT, made as of June 14, 1999, among WACHOVIA BANK, N.A., hereinafter called "the Trustee", and R. J. REYNOLDS TOBACCO COMPANY, hereinafter referred to as the "Company";

                                R E C I T A L S:

         WHEREAS, a Master Trust Agreement was entered into as of October 1, 1979 between Wachovia Bank and Trust Company, N.A., R. J. Reynolds Tobacco Company, RJR Nabisco, Inc. and various other employers (the "Master Trust Agreement");

         WHEREAS, the Master Trust Agreement has been amended from time to time;

         WHEREAS, the Master Trust Agreement was most recently amended effective June 10, 1999, to reflect the cessation of the ESOP under the RJR Nabisco Capital Investment Plan;

         WHEREAS, effective June 14, 1999, RJR Nabisco Holdings Corp., the parent company of RJR Nabisco, Inc., spun-off its tobacco related operations by distributing to its shareholders all of the outstanding shares of common stock of RJR Nabisco Inc.;

         WHEREAS, as a result of the spin-off, (i) Nabisco Holdings Corp. (formerly a subsidiary of RJR Nabisco, Inc.) is no longer an affiliate of RJR Nabisco, Inc., (ii) RJR Nabisco, Inc. was renamed R. J. Reynolds Tobacco Holdings, Inc. and (iii) RJR Nabisco Holdings Corp. was renamed Nabisco Group Holdings Corp.;

         WHEREAS, effective June 14, 1999, the Company has assumed sponsorship of the R. J. Reynolds Tobacco Company Capital Investment Plan;

         WHEREAS, in connection with the above described spin-off and assumption of the R. J. Reynolds Tobacco Company Capital Investment Plan by the Company, the Company and the Trustee deem it advisable to restate the Master Trust Agreement to continue to provide for management of the assets of one or more defined contribution plans maintained by the Company, and for the period commencing June 14, 1999 through June 21, 1999, the assets of the defined contribution plans maintained by Nabisco, Inc., which defined contribution plans are from time to time designated on Exhibit A hereto. References herein to "the Plans" shall mean collectively all of such plans, and references herein to "the Plan" shall mean each of such plans individually;

         WHEREAS, the RJR Pension Investment Committee is authorized to amend and restate the Master Trust Agreement; and

         WHEREAS, the RJR Pension Investment Committee has approved the adoption of the restated Master Trust Agreement by Written Consent in Lieu of a Meeting.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. TRUST ASSETS. The assets held in any trust heretofore established under a Plan upon being held by or transferred to the Trustee, such other property or money as shall from time to time be delivered or paid to the Trustee pursuant to such Plan, and the earnings and profits thereon, shall be held in a separate trust by the Trustee and dealt with in accordance with the provisions of this Agreement. References herein to "the Separate Trust" shall be deemed to refer to each such separate trust, and references herein to "the Master Trust" shall be deemed to refer to the master trust created by this Agreement. At no time prior to the satisfaction of all liabilities for benefits under a Plan shall any part of the corpus or income of the Separate Trust thereunder be used for or diverted to purposes other than the exclusive benefit of those individuals having an interest in such Plan, hereinafter collectively referred to with respect to each Plan as "Covered Individuals", and paying the expenses of such Plan.

         2. COMMINGLED FUND. The Trustee is directed to consolidate into a single fund (hereinafter called "the Commingled Fund") and to commingle all assets received and held by it in each Separate Trust with all assets received and held by it in each other Separate Trust governed by this Agreement, excepting any such assets hereinafter required to be segregated. The Trustee is directed to maintain at all times such records as will enable it to effect, as of any time, an equitable allocation and segregation of assets in the Commingled Fund into a separate fund held for the benefit of some or all of the Covered

Individuals under one or more of the Plans. The Chief Financial Officer (as defined in Section 3) or the Company shall upon request of the Trustee provide the Trustee with such information as will enable the Trustee to maintain such records. If in the future the Trustee receives written notice from the Chief Financial Officer or the Company to effect any such allocation and segregation, the Trustee shall do so as soon thereafter as practicable. Thereafter the Trustee shall administer each such separate fund in the manner provided in
Section 9, or if so directed by the Company shall deliver the assets of such separate fund to such successor trustee or trustees as shall be designated by the Company. The Trustee is hereby directed to effect such allocation and segregation in the event that any Separate Trust shall cease to remain qualified and exempt under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each Separate Trust shall share proportionately in the aggregate investment experience of the Commingled Fund. With respect to assets hereunder segregated as provided in Section 2, the investment experience shall be shared proportionately by those participating therein.

         3. THE CHIEF FINANCIAL OFFICER. As used herein, the term "Chief Financial Officer" shall mean the Chief Financial Officer of R. J. Reynolds Tobacco Company or such person or persons as may be designated by said Chief Financial Officer to perform each obligation and exercise each power herein entrusted to said Chief Financial Officer.

         4. PORTFOLIOS. The Trustee shall establish such number of Portfolios as the Chief Financial Officer from time to time shall designate, to each of which shall be allotted such assets of the Master Trust as the Chief Financial Officer shall designate. Except as provided in Section 6, each Portfolio shall be managed by an Investment Manager as provided in Section 5. Except with respect to assets segregated as provided in Section 2, assets allocated to a Portfolio shall be a part of the Commingled Fund.

         5. INVESTMENT MANAGERS. The Chief Financial Officer may appoint an Investment Manager for each Portfolio who shall have the sole power and duty to manage and direct the investment and reinvestment of the assets of such Portfolio, and to instruct the Trustee accordingly, in writing or orally (to be followed promptly by written confirmation), subject to such guidelines and restrictions as may be contained in the Plans in this Agreement, and in any separate agreement between the Company (executed by the Chief Financial Officer acting on behalf of the Company) and such Investment Manager. In the event that an Investment Manager appointed hereunder is a bank or trust company, the Chief Financial Officer shall have full authority and discretion to authorize such Investment Manager to invest and reinvest all or any part of the Commingled Fund allocated to its Portfolio in any common, collective or commingled trust fund maintained by it as trustee for the investment of assets of trusts under plans which are qualified under Section 401(a) and exempt from taxation under Section 401(a) of the Code as such Sections may from time to time be amended or renumbered, and during such period of time as an investment in any such common, collective or commingled trust fund shall exist the trust document establishing such trust fund shall constitute a part of this Agreement.

         6. PARTICIPANT DIRECTED ACCOUNTS.

                  (a) Notwithstanding the provisions of Sections 4 and 5, the Chief Financial Officer, pursuant to the terms of the Plans, may direct the Trustee as to the investment options in which Covered Individuals may direct the investment of all or a portion of their accounts under the Plans (such accounts hereinafter referred to as "Participant Directed Accounts"). With respect to the Participant Directed Accounts, the Trustee shall have no responsibility for the selection of investment options or for the allocation of Covered Individual's Participant Directed Accounts among such investment options under the Master Trust and shall not render investment advice to any person in connection with the selection of such options. Notwithstanding the immediately preceding sentence, however, the Trustee shall be considered a fiduciary with respect to Plan assets that are invested in any investment funds maintained by the Trustee for qualified plans except proprietary mutual funds.

                  (b) If the Chief Financial Officer exercises its discretion as described above, each Covered Individual shall, pursuant to the terms of the Plan, direct the Trustee in which investment option(s) to invest the assets in the Covered Individual's Participant Directed Accounts.

         7. FURTHER DUTIES OF THE TRUSTEE.

                  (a) The Trustee shall receive and hold in safekeeping, with appropriate auditing and security safeguards, the assets initially transferred to the Trustee as above provided or subsequently brought within the operation of this Agreement.

                  (b) The Trustee shall have the following duties in respect of each Portfolio:

                           (i) to receive and deliver securities and cash from and to purchasers, sellers, brokers and their agents in accordance with the instructions of the Investment Manager;

                           (ii) to collect interest and dividends, and the principal of called or matured securities;


                           (iii) to invest cash in excess of $1,000 automatically in either a short-term investment common trust fund maintained by the Trustee, or a commercial paper pooled note or otherwise, as instructed by the Investment Manager or the Chief Financial Officer;


                           (iv) to buy and sell fractional shares and rights as instructed by the Investment Manager;

                           (v) to give the Investment Manager prompt written advice of each transaction affecting the Portfolio;


                           (vi) to render to the Chief Financial Officer and to the Investment Manager a monthly valuation of each Portfolio, reports of transactions, capital gains and losses, dividends, and interest income, quarterly investment review valuation reports and annual summary accounting reports, and such other reports as the Chief Financial Officer may from time to time reasonably request;

                           (vii) to advise the Investment Manager of stock dividends, splits, rights offerings, calls on bonds and bonds maturing;

                           (viii) to notify the Investment Manager of late deliveries of securities and any other non-compliance with the original authorization;

                           (ix) to credit dividends and interest to the account of the Portfolio when due, even if not received, and process any required claims for such items;

                           (x) to cause securities to be registered in a manner satisfactory to the Trustee; and

                           (xi) to forward to the Investment Manager proxy statements and other notices received, as instructed by the Investment Manager.

                  (c) The Trustee shall make such payments from the Master Trust at such time or times and to such person or persons as the committee or board charged with the administration of the Plan, hereinafter called the "Administrative Committee" or "Administrative Board", shall direct. The Trustee may appoint an agent or agents to make such payments, and such agent or agents may appoint subagents to make such payments. The Trustee, agent or subagent may make any payment required to be made by it hereunder by mailing a check for the amount directed by the Administrative Committee or Board at such address as may have been last furnished to the Trustee, or if an address has not been furnished, to such person in care of the Company or the Administrative Committee or Board.

                  (d) Notwithstanding the provisions of Section 2, upon direction of the Chief Financial Officer, the Trustee shall retain all or any portion designated by the Chief Financial Officer of the cash contributions received under a Plan to meet anticipated requisitions or orders of the Administrative Committee or Board, and shall invest such contributions temporarily in the manner referred to in Section 7(b)(iii).

                  (e) Notwithstanding any other provisions of this Agreement, the Trustee shall have the responsibility of discharging its duties with respect to the Master Trust assets solely in the interest of the Covered Individuals and for the exclusive purpose of providing benefits under the Plan and defraying the reasonable expense of administering the Master Trust. The Trustee shall exercise the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Moreover, the Trustee shall administer this Master Trust in accordance with the terms and provisions of this

Agreement insofar as this Agreement is consistent with the provisions of applicable law.

         8. FURTHER DUTIES OF THE CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall:

                  (a) anticipate the need for cash distributions pursuant to the terms of the Plan and make such arrangements with each Investment Manager or otherwise as may be needed to provide cash sufficient to satisfy such need;

                  (b) designate one or more individuals who shall have authority to give and receive communications on behalf of the Chief Financial Officer and

                  (c) cause each Investment Manager to confirm oral instructions given to the Trustee immediately thereafter in writing.

         9. DUTIES OF THE TRUSTEE IN RESPECT OF CERTAIN ASSETS.

                  (a) The Trustee shall invest and reinvest, in accordance with such guidelines and restrictions as the Chief Financial Officer may from time to time specify, any portion of the assets hereunder which has been segregated pursuant to Section 2 and which is not subject to management by an Investment Manager other than the Trustee, or which is not allotted to a Portfolio, or which was allotted to a Portfolio and its Investment Manager has resigned, been removed or otherwise has ceased to act and prior to appointment of a successor, or is not invested in accordance with Section 6, without distinction between principal and income and without regard to any restriction under any present or future state laws, if applicable, relating to investments by trustees. Any assets segregated pursuant to Section 2 shall be accounted for separately by the Trustee.

                  (b) The Trustee shall have in separate funds (i) all shares of Common Stock of R. J. Reynolds Tobacco Holdings, Inc. ("RJR Stock") specially allocated to the RJR Common Stock Fund under one or more of the Plans; (ii) all shares of class A Common Stock of Nabisco Holdings Corp. ("Nabisco Holdings Stock") specially allocated to the Nabisco Common Stock Fund of individuals under one or more of the Plans; and (iii) all shares of Common Stock of Nabisco Group Holdings Corp. ("Nabisco Group Stock") specially allocated to the Nabisco Group Holdings Common Stock Fund of individuals under one or more of the Plans; each of which separate funds shall be subject to being administered as provided in the respective Plan documents. Notwithstanding the provisions of Section 10(b), (i) voting rights with respect to said Stock credited under a Plan to an individual on a record date for determining shareholders entitled to vote shall be exercised in accordance with instructions in writing received by the Trustee at least five banking business days before the day on which voting of such Stock is to take place given by said individual to whom such Common Stock is credited;
(ii) the

Trustee shall cause to be sent promptly to each such individual requests for voting instructions and copies of proxy solicitation material used in connection with the meeting at which the voting of such shares of Stock is to take place, which proxy solicitation material shall be furnished to the Trustee by the Company; and (iii) the Trustee may in its discretion exercise the voting rights with respect to any shares of such Stock as to which instructions in writing shall not be received by the Trustee at least five banking business days before the date on which voting is to take place, as hereinbefore provided. For purposes of this Section 9, "Stock" shall mean RJR Stock, Nabisco Holdings Stock and Nabisco Group Stock, as the case may be.

                  (c) In the event that any person shall make a public tender offer for any Stock, the Company undertakes to use its best efforts to provide a copy of the offer, and any other material information concerning such offer, to each Covered Individual who has an interest in such Stock, together with a form for furnishing to the Trustee instructions as to whether Stock credited to the Covered Individuals' accounts should be tendered. Each Covered Individual may elect that all, but not less than all, of the Stock credited to his account be tendered by the Trustee on his behalf. Upon receipt of instructions from a Covered Individual to so tender, the Trustee shall tender all such Stock held by the Trustee. As to which it receives no instruction from the Covered Individual to whose account such stock is credited, then such Stock shall be voted at the discretion of the Trustee. Any securities received by the Trustee as a result of having tendered Stock, as hereinabove provided, shall be held, and any cash so received shall be invested in short term investments, pending any further action which the Trustee may be required to take pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, during the period of any public tender offer for Stock the Trustee shall refrain from making purchases of Stock under this Agreement or transferring assets to and from the RJR Common Stock Fund, the Nabisco Common Stock Fund, or the Nabisco Group Holdings Common Stock Fund, as the case may be.

                  The Trustee shall be entitled to reasonable compensation and reimbursement for its out-of-pocket expenses for any services attributable to the duties and responsibilities described in this Section.


         10. POWERS OF THE TRUSTEE. Subject to any other provisions hereof to the contrary, the Trustee is authorized and empowered:

                  (a) to sell, exchange, convey, transfer or otherwise dispose of any property held by it, by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee in connection with any such sale or other disposition, or to inquire into the validity or propriety of any such sale or other disposition;

                  (b) except as provided in Sections 9(b) and (c), to exercise the voting rights of any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Master Trust;

                  (c) to make, execute or acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

                  (d) to register any security held in the Master Trust in its own name or in the name of a nominee and to hold any security in bearer form, but the books and records of the Trustee shall at all times show that all such securities are part of the Master Trust;

                  (e) to borrow for purposes of a Plan, with the approval of the Chief Financial Officer from the Trustee's commercial banking department or from others (to the extent permitted under the Employee Retirement Income Security Act of 1974 ("ERISA")), and to issue the promissory notes of the Trustee for any sums so borrowed and to secure repayment thereof by pledging or mortgaging all or any portion of the assets of the Master Trust;

                  (f) to employ suitable agents and counsel and to pay their reasonable expenses and compensation;

                  (g) to compromise, arbitrate or otherwise adjust, settle or defend claims in favor of or against any Separate Trust or the Master Trust;

                  (h) to lend stock certificates or other securities to a broker-dealer registered under the Securities Exchange Act of 1934 or to a bank; and

                  (i) to write options against any securities or other property or other forms of options directly related to any such options outstanding.

                  (j) to commingle the assets of this Trust for investment purposes with the assets of any plan established by the Company, or its affiliates, which is qualified under Section 401(a) of the Code and exempt from taxation pursuant to Section 501(a) of the Code, the assets of which are owned by another trustee or its custodian.

         11. TRANSFER OF ASSETS. In the event that any Plan provides for the transfer of assets from any Separate Trust to (i) a trust established under a defined benefit or defined contribution plan of a company affiliated with the Company (which may or may not be a Separate Trust administered hereunder), on behalf of employees transferred from employment by the Company to employment by such affiliated company, (ii) a trust established under another defined benefit or defined contribution plan of the Company on behalf of employees whose coverage has been transferred from the Plan to such other plan (which may or may not be a Separate Trust administered hereunder), upon the direction of the Board of Directors of the Company, the Trustee shall in accordance with the Plan, segregate and transfer such assets to the trustee of such other Trust, or (iii) a trust established under a defined benefit or defined contribution plan maintained by Nabisco, Inc. or one of its affiliates, upon the direction of the Board of Directors of the Company. If the assets of the acquiring trust are, or upon such transfer will become, part of the Master Trust, such segregation shall not be required and the value of the assets transferred shall be reflected in appropriate accounting entries made by the Trustee in the records of the respective Separate Trusts maintained in accordance with Section 2. In the event that the Company enters into an agreement for the sale of all or a portion of its business and assets and agrees to cause the assets of any Separate Trust, or an appropriate part thereof, to be transferred to a trust established under a defined benefit or defined contribution plan of the purchaser on behalf of former employees of such Company who become employed by the purchaser, upon direction of the Board of Directors of such Company the Trustee shall segregate and transfer such assets to the trustee of such other trust maintained by the purchaser.

         12. RESPONSIBILITIES OF TRUSTEE. Subject to the provisions of ERISA, the Trustee shall not be liable for any loss sustained by the Master Trust or any Separate Trust by reason of decisions made by or the actions of any Investment Manager, the Chief Financial Officer or the Company, any Covered Individual with respect to an instruction made pursuant to Section 6, nor with respect to investment shall the Trustee be liable for any error of judgment or for any loss or reduction in value of trust funds except where due to the Trustee's negligence, willful misconduct or lack of good faith. The Trustee shall have no duty at any time or under any circumstances to inquire into the propriety of decisions and actions of any Investment Manager, the Chief Financial Officer or the Company, or to review any Portfolio. The Trustee shall not be liable for any loss or damage arising from failure of any Investment Manager or the Chief Financial Officer to give instructions or directions to the Trustee as provided herein.

         13. CONSULTATION WITH COUNSEL. The Trustee may from time to time consult with counsel, who may be counsel to the Company or to Wachovia Bank, N.A., and shall be fully protected in legal questions when acting upon the advice of competent counsel.

         14. EXPENSES. The expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, such compensation to the Trustee as may be agreed upon in writing from time to time by the Chief Financial Officer and the Trustee, and all other proper charges and disbursements of the Trustee, shall unless otherwise provided in a Plan be paid by the Company, but until paid shall constitute a charge upon the Master Trust assets. All taxes of any nature whatsoever that may be imposed under existing or future laws upon or in respect of the Master Trust assets or the income therefrom shall be paid from the Master Trust.

         15. ACCOUNTS OF TRUSTEE. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions of the Master Trust, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Chief Financial Officer. Within 90 days after a removal or resignation of the Trustee as provided in Section 16, the Trustee shall file with the Chief Financial Officer a written account setting forth all such investments, receipts, disbursements and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation. Upon the expiration of ninety days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of its acts and transactions shown in such account, except with respect to any acts or transactions as to which the Chief Financial Officer shall within such ninety-day period file with the Trustee written objection and except for loss resulting from negligence, willful misconduct or lack of good faith of the Trustee.

         16. REMOVAL OF TRUSTEE; RESIGNATION. The Trustee may be removed by the Chief Financial Officer at any time upon thirty days notice in writing to the Trustee. The Trustee may resign at any time upon thirty days notice in writing to the Chief Financial Officer. Upon such removal or resignation of the Trustee, the Chief Financial Officer shall appoint a successor trustee or trustees who shall have the same powers and duties as those conferred upon the Trustee hereunder and, upon acceptance of such appointment by the successor trustee or trustees, the Trustee shall assign, transfer, pay over and deliver to such successor trustee or trustees all of the assets of the Master Trust.

         17. TERMINATION OF ANY PLAN. In the event of the termination of a Plan as provided therein, the Trustee shall dispose of the assets of the Separate Trust thereunder in such manner as shall be directed by the Board of Directors of the Company, who shall be governed by the terms of the Plan and the provisions of Section 1 hereof.

         18. COURT ACTIONS. In any application to the courts for an interpretation of this Agreement or for an accounting by the Trustee, only the Trustee and the Company shall be necessary parties; and except as may be required by ERISA, no Covered Individual under any Plan or other person having an interest therein shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall be conclusive upon all persons claiming under this Agreement.

         19. AMENDMENT. The Company reserves the right at any time and from time to time by action of its Board of Directors or of the Chief Financial Officer, as its agent, to amend any or all of the provisions of this Agreement by notice thereof in writing delivered to the Trustee; provided that no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent; and provided further that no such amendment shall authorize or permit at any time, prior to the satisfaction of all liabilities for benefits under a Plan, any part of the corpus of income of the Separate Trust with respect to such Plan to be used for or diverted to purposes other than for the exclusive benefit of Covered Individuals under such Plan and payment of expenses of such Plan.

         20. CONSTRUCTION. To the extent, if any, not governed by ERISA, the validity of this Agreement shall be determined by, and this Agreement shall be governed, administered, construed and enforced according to, the laws of the State of North Carolina. In case of any conflict between the provisions of any Plan and of this Agreement, the provisions of such Plan shall govern.

         21. CORPORATE REORGANIZATION OF TRUSTEE. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee may be a party, or any corporation succeeding to the business of the Trustee or to which substantially all of the assets of the Trustee may be transferred, shall be the successor of the Trustee hereunder without the execution or filing of any paper and without any further action on the part of the parties hereto, with like effect as if such successor trustee had originally been named trustee herein; and in any such event, and except as may be otherwise provided in ERISA, it shall not be necessary for the Trustee or any successor trustee to give notice to any person having an interest in this Agreement or in the Master Trust hereby created or in any of the property held by the Trustee hereunder, and the requirements of any and all statutes and laws (other than ERISA) that notice shall be given by the Trustee in any such case are hereby waived.

         22. ADDITIONAL PLANS. Any corporation more than
eighty percent of the voting stock of which is directly or indirectly owned by
R. J. Reynolds Tobacco Company or R. J. Reynolds Tobacco Holdings, Inc. which has adopted or hereafter adopts a defined contribution plan for its employees which is, or is intended to be, funded through a trust which is qualified and exempt under the provisions of Sections 401(a) and 501(a) of the Internal Revenue Code may bring within the coverage of this Agreement any such defined contribution plan, by:


                  (a) delivering to the Trustee a written statement identifying such plan and stating that it elects to bring such plan within the coverage of this Agreement and, if not already a party, that it elects to become a party hereto; and by

                  (b) either causing the assets of the trust established pursuant to such plan, if then existing, to be transferred to the Trustee as successor trustee, or making an initial contribution pursuant to such plan to the Trustee, or instructing that assets be transferred to a new trust to be established pursuant to such plan by an accounting entry pursuant to Section 11.

         Nothing in the foregoing provisions of this Section 22 shall be interpreted to cause any Plan listed on Exhibit A hereto as duly updated from time to time not to be within the coverage of this Agreement, and, notwithstanding such provisions or any other provision of this Agreement, any employer which has adopted or hereafter adopts a plan so listed shall, by virtue of any such adoption, be deemed, if not already a party, to be a party hereto. Thereupon, this Master Trust Agreement shall be deemed to be a separate trust agreement executed pursuant to such plan, and references herein to "the Plan" or "the Plans" shall include such plan.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on this ______ day of June, 1999.

                                        WACHOVIA BANK, N.A.


                                        By:____________________________________

                                        Title:_________________________________


                                        R. J. REYNOLDS TOBACCO COMPANY

                                        By:____________________________________

                                        Title: Chairman, RJR Pension
                                               Investment Committee
                                               -------------------------------

                                    EXHIBIT A

                        DEFINED CONTRIBUTION MASTER TRUST

                           CURRENT PARTICIPATING PLANS

                                  June 14, 1999


R. J. Reynolds Tobacco Company Capital Investment Plan

Nabisco, Inc. Capital Investment Plan (this Plan shall be a
  Participating Plan only for the period commencing June 14, 1999 and ending on June 21, 1999)

Nabisco, Inc. Employee Savings Plan (this Plan shall be a a Participating Plan only for the period commencing June 14, 1999 and ending on June 21, 1999)